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                                                                    EXHIBIT 11.1

                       KITTY HAWK, INC. AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE



                                                     QUARTER ENDED NOVEMBER 30
                                                         1996         1995
                                                      ----------   ----------
Primary net income per share (1):
Weighted average number of common shares
     outstanding ..................................    9,322,527    7,423,436
Common shares related to SAB No. 83 (2) ...........         --        544,274
                                                      ----------   ----------
   Weighted average common and common equivalent
     shares outstanding ...........................    9,322,527    7,967,710
                                                      ==========   ==========

Net income ........................................   $1,632,347   $1,956,129
                                                      ==========   ==========

Net income per share ..............................   $     0.18   $     0.25
                                                      ==========   ==========

Fully diluted net income per share:
Weighted average number of common shares
    outstanding ...................................    9,322,527    7,423,436
Common shares related to SAB No. 83 (2) ...........         --        544,274
                                                      ----------   ----------
   Weighted average common and common equivalent
    shares outstanding ............................    9,322,527    7,967,710
                                                      ==========   ==========

Net income ........................................   $1,632,347   $1,956,129
                                                      ==========   ==========

Net income per share ..............................   $     0.18   $     0.25
                                                      ==========   ==========

(1) The Company reports primary net income per share as the effect of dilutive securities is less than 3%.

(2) Stock options granted to executives within 12 months of the filing date have been included in this line item through the date of exercise. See
     Note 1 of Notes to Consolidated Financial Statements.